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                                                                      EXHIBIT 15

                    ACKNOWLEDGMENT OF INDEPENDENT ACCOUNTANTS

Board of Directors
The MIIX Group, Incorporated

We are aware of the incorporation by reference in the Registration Statement (Form S-8) of The MIIX Group, Incorporated, pertaining to the amended and restated 1998 Long Term Incentive Equity Plan of The MIIX Group, Incorporated, of our report dated May 8, 2002 relating to the unaudited consolidated interim financial statements of The MIIX Group, Incorporated and subsidiaries included in this Form 10-Q for the quarter ended March 31, 2002.

                                        ERNST & YOUNG LLP

New York, New York
May 8, 2002